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                                                                     Exhibit 12

                        ERP OPERATING LIMITED PARTNERSHIP
                             CONSOLIDATED HISTORICAL
            COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


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
                                                                                                                    HISTORICAL
                                                                        ---------------------------------------------------------
                                                                        03/31/01        3/31/00       12/31/00       12/31/99
                                                                        ----------  -------------  -------------  ---------------
                                                                                        (Amounts in thousands)
Income before allocation to Minority Interests,
  income from investments in unconsolidated entities,
  net gain on sales of real estate, extraordinary items
  and cummulative effect of change in accounting principle              $100,565        $83,969       $380,613       $319,842

   Interest and other financing costs                                     95,276         95,111        382,946        337,189
   Amortization of deferred financing costs                                1,397          1,341          5,473          4,084
   Income from investments in unconsolidated entities (cash basis)         5,664          4,085         18,051          7,125
                                                                        --------       --------     ----------     ----------
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                           202,902        184,506        787,083        668,240

   Depreciation/amortization                                             113,738        111,886        451,344        408,688
   Non-real estate depreciation                                           (2,259)        (1,567)       (12,093)        (7,231)
   Depreciation from Unconsolidated Properties                             2,400            105          2,720          1,009
   Depreciation from Partially Owned Properties                             (405)          (343)        (1,476)           -
   Loss on investment in technology segment                                3,003            -            1,000            -
   Allocation to Minority Interests-Partially Owned Properties              (105)            45            132            -
                                                                        --------       --------     ----------     ----------
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                         $319,274       $294,632     $1,228,710     $1,070,706
                                                                        ========       ========     ==========     ==========
 Interest and other financing costs                                      $95,276        $95,111       $382,946       $337,189
 Amortization of deferred financing costs                                  1,397          1,341          5,473          4,084
 Interest capitalized for real estate under construction                     667            236          1,325          1,493
                                                                        --------       --------     ----------     ----------
TOTAL COMBINED FIXED CHARGES                                              97,340         96,688        389,744        342,766

   Preferred distributions                                                28,526         28,388        111,941        113,196
                                                                        --------       --------     ----------     ----------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                          $125,866       $125,076       $501,685       $455,962
                                                                        ========       ========     ==========     ==========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES AND
    PREFERRED DISTRIBUTIONS TO TOTAL COMBINED FIXED CHARGES                 2.08           1.91           2.02           1.95
                                                                        ========       ========     ==========     ==========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO TOTAL COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS                               1.61           1.48           1.57           1.47
                                                                        ========       ========     ==========     ==========
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO TOTAL
    COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS                      2.54           2.36           2.45           2.35
                                                                        ========       ========     ==========     ==========

                                                                        ----------------------------------------
                                                                        12/31/98       12/31/97       12/31/96
                                                                        ----------  -------------  -------------
                                                                                (Amounts in thousands)
Income before allocation to Minority Interests,
  income from investments in unconsolidated entities,
  net gain on sales of real estate, extraordinary items
  and cummulative effect of change in accounting principle              $251,927       $176,014        $97,033

   Interest and other financing costs                                    246,585        121,324         81,351
   Amortization of deferred financing costs                                2,757          2,523          4,242
   Income from investments in unconsolidated entities (cash basis)         2,039            -              -
                                                                        --------       --------       --------
EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                           503,308        299,861        182,626

   Depreciation/amortization                                             301,869        156,644         93,253
   Non-real estate depreciation                                           (5,361)        (3,118)        (2,079)
   Depreciation from Unconsolidated Properties                               183            -              -
   Depreciation from Partially Owned Properties                              -              -              -
   Loss on investment in technology segment                                  -              -              -
   Allocation to Minority Interests-Partially Owned Properties               -              -              -
                                                                        --------       --------       --------
FUNDS FROM OPERATIONS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                         $799,999       $453,387       $273,800
                                                                        ========       ========       ========
 Interest and other financing costs                                     $246,585       $121,324        $81,351
 Amortization of deferred financing costs                                  2,757          2,523          4,242
 Interest capitalized for real estate under construction                   1,620            -              -
                                                                        --------       --------       --------
TOTAL COMBINED FIXED CHARGES                                             250,962        123,847         85,593

   Preferred distributions                                                92,917         59,012         29,015
                                                                        --------       --------       --------
TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                          $343,879       $182,859       $114,608
                                                                        ========       ========       ========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES AND
    PREFERRED DISTRIBUTIONS TO TOTAL COMBINED FIXED CHARGES                 2.01           2.42           2.13
                                                                        ========       ========       ========
RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO TOTAL COMBINED
    FIXED CHARGES AND PREFERRED DISTRIBUTIONS                               1.46           1.64           1.59
                                                                        ========       ========       ========
RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO TOTAL
    COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS                      2.33           2.48           2.39
                                                                        ========       ========       ========
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